EXHIBIT 11
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A of Fidelity Court Street Trust:
Spartan Connecticut Municipal Income Fund (formerly Spartan Connecticut Municipal High Yield Portfolio), Spartan Florida Municipal Income Fund (formerly Spartan Florida Municipal Income Portfolio), and Spartan New Jersey Municipal Income Fund (formerly Spartan New Jersey Municipal High Yield Portfolio), of our reports dated January 4, 1996 on the financial statements and financial highlights included in the November 30, 1995 Annual Reports to Shareholders of Spartan Connecticut Municipal High Yield Portfolio (currently Spartan Connecticut Municipal Income Fund), Spartan Florida Municipal Income Portfolio (currently Spartan Florida Municipal Income Fund), and Spartan New Jersey Municipal High Yield Portfolio (currently Spartan New Jersey Municipal Income Fund).
We also consent to the incorporation by reference in this Post-Effective Amendment, of our reports dated January 4, 1996 on the financial statements and financial highlights included in the Annual Reports to Shareholders of Fidelity Court Street Trust II: Spartan Connecticut Municipal Money Market Portfolio (currently Spartan Connecticut Municipal Money Market Fund) and Spartan Florida Municipal Money Market Portfolio (currently Spartan Florida Municipal Money Market Fund).
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
___________________________
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
January 15, 1996